Exhibit (h)(43)
FORM OF
SCHEDULE OF PORTFOLIOS AGENCY AGREEMENT

Aggressive Growth Portfolio
Financial Services Portfolio
Diversified Research Portfolio
Equity Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Large-Cap Growth Portfolio
     (formerly called Blue Chip Portfolio)
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Fasciano Small Equity Portfolio
     (formerly called Aggressive Equity Portfolio)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio
Effective January 1, 2006, agreed to and accepted by:
PACIFIC SELECT FUND

By:

Name: Glenn S. Schafer
Title: President
PACIFIC LIFE INSURANCE COMPANY

By:		By:

	Name: Glenn S. Schafer	Name: Audrey L. Milfs
	Title: President	Title:	Vice President and Secretary